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                                SUBADVISORY AGREEMENT


                      BETWEEN SUNAMERICA ASSET MANAGEMENT CORP.

                                         AND

                           GOLDMAN SACHS ASSET MANAGEMENT,
                           A SEPARATE OPERATING DIVISION OF
                                 GOLDMAN, SACHS & CO.


          It is hereby agreed by and between SUNAMERICA ASSET MANAGEMENT CORP. (the "Adviser") and GOLDMAN SACHS ASSET MANAGEMENT, A SEPARATE OPERATING DIVISION OF GOLDMAN, SACHS & CO. ("Subadviser") as follows:


                                          1.

DUTIES OF SUBADVISER. Adviser hereby engages the services of Subadviser in furtherance of its Investment Advisory and Management Agreement with Seasons Series Trust (the "Trust") dated as of January 1, 1999, as amended from time to time. Pursuant to this Sub-Advisory Agreement and subject to the oversight and review of Adviser, Subadviser will manage the investment and reinvestment of a portion of the assets of the portfolio or portfolios (the "Portfolio(s)") listed on Schedule A attached hereto. In this regard, Subadviser will determine in its discretion the securities to be purchased or sold, will provide Adviser with records concerning its activities which Adviser or the Trust is required to maintain, and will render regular reports to Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with the objectives, policies, and limitations for the Portfolios set forth in the Trust's current prospectus and statement of additional information, and applicable laws and regulations. Adviser agrees to inform Subadviser of any and all requirements of the California Insurance Code and regulations thereunder that operate to limit or restrict the investments the Portfolios may otherwise make, and to inform Subadviser promptly of any changes in such requirements. Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                                          2.

PORTFOLIO TRANSACTIONS. Subadviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities and is directed to use its best efforts to obtain the best price and execution.
Subject to policies established by the Trustees of the Trust, Subadviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Subadviser's overall responsibilities with respect to a Portfolio, other portfolios of the Trust and other clients of Subadviser. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Subadviser will promptly communicate to Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

                                          3.

COMPENSATION OF SUBADVISER. As its compensation hereunder, the Adviser shall pay to Subadviser promptly after the end of each month, a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon.

     To the extent required by the laws of any state in which the Trust is subject to an expense guarantee limitation, if the aggregate expenses of any Portfolio in any fiscal year exceed the specified expense limitation ratios for that year (calculated on a daily basis), as a result of which Adviser is required to reduce or refund its advisory and management fee payable by a Portfolio, Subadviser agrees to waive such portion of its subadvisory fee in the same proportion as the fees waived by the Adviser bear to the total advisory and management fee paid by such Portfolio. Such waiver, however, shall not exceed the full amount of the subadvisory fee for such year except as may be elected by Subadviser in its discretion. For this purpose, aggregate expenses of a Portfolio shall include the compensation of Adviser and all normal expenses, fees and charges, but shall exclude interest, taxes, brokerage fees on portfolio transactions, fees and expenses incurred in connection with the distribution of Trust shares, and extraordinary expenses including litigation expenses. In the event any amounts are so contributed by Subadviser to Adviser, Adviser agrees to reimburse Subadviser for any expenses waived, provided that Adviser has been reimbursed by the Trust.

     Subadviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of a Portfolio shall be that determined in the manner and on the dates set forth in the current prospectus of the Trust and, on days on which the net assets are not so determined, the net asset computation to be used shall be as determined on the next day on which the net assets shall have been determined.


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                                          4.

REPORTS. Adviser and Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

                                          5.

STATUS OF SUBADVISER. The services of Subadviser to Adviser and the Trust are not to be deemed exclusive, and Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                                          6.

CERTAIN RECORDS. Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Investment Company Act of 1940, all records relating to the Portfolios' investments that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or Adviser on request.

     Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

                                          7.

REFERENCE TO SUBADVISER. Neither the Trust nor Adviser or any affiliate or agent thereof shall make reference to or use the name of Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld. Subadviser agrees to notify Adviser of any changes in the membership of the general partners of Subadviser as soon as practicable prior to such change.

                                         8.

LIABILITY OF SUBADVISER. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of Subadviser (and its officers, directors, agents, partners, employees, controlling persons, shareholders and any other person or entity affiliated with Subadviser ("associated persons")), Subadviser and its associated persons shall not be subject to liability to the Adviser or to any other person for any act or omission in the course of, or connected with, rendering services hereunder (including, without


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limitation, as a result of failure by Adviser, by any other affiliate of Anchor
National Life Insurance Company ("ANLIC"), or by ANLIC, to comply with this Agreement or the requirements of Section 10506 of the California Insurance Code and regulations duly adopted pursuant to such Section or, as a result of any error of judgment or mistake of law or for any loss suffered by Advisor or any other person in connection with the matters to which this Agreement relates), except to the extent specified in Section 36(b) of the Investment Company Act of 1940 concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

     Adviser hereby indemnifies, defends and protects Subadviser and holds Subadviser and its associated persons harmless from and against any and all claims, demands, actions, losses, damages, liabilities, costs, charges, counsel fees and expenses of any nature ("Losses") arising out of (i) any inaccuracy or omission in any prospectus, registration statement, annual report or proxy statement or advertising or promotional material pertaining to the Portfolio ("Documents") to the extent such Document contains information not supplied to Adviser by Subadviser for inclusion in such Document, (ii) any breach of Adviser of any representation or agreement contained in this Subadvisory Agreement,
(iii) any failure by Adviser, by any other affiliate of ANLIC, or by ANLIC, to comply with the requirements of Section 10506 of the California Insurance Code and regulations duly adopted pursuant to such Section, and (iv) any action taken or omitted to be taken by Subadviser pursuant to this Subadvisory Agreement, except to the extent such Losses result from Subadviser's breach of this Subadvisory Agreement or Subadviser's disabling conduct. Subadviser hereby indemnifies, defends and protects Adviser and holds Adviser harmless from and against any and all Losses arising out of Subadviser's disabling conduct.

     The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) with respect to any records maintained by Adviser or any other subadviser to a Portfolio which records are not also maintained by or otherwise available to the Subadviser upon reasonable request, acts of the Subadviser which result from a failure of the Adviser to provide accurate and current information where Subadviser did not know or have reason to know such information was inaccurate or incorrect. The Adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating series and shall comply with Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Internal Revenue Code of 1986, as amended) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Subadviser and its associated persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser.


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                                          9.

DURATION AND TERMINATION. This Agreement shall continue in full force and effect with respect to a Portfolio until the earlier of (a) two years from the date this Agreement is approved by the Trustees, or (b) the first meeting of the shareholders of such Portfolio after the date hereof. If approved at such meeting by the affirmative vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940), of the Portfolio with respect to such Portfolio, voting separately from any other series of the Trust, this Agreement shall continue in full force and effect with respect to such Portfolio from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust, provided, however, that if the shareholders fail to approve the Agreement as provided herein, Subadviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

     This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of a Portfolio on not less than 30 days nor more than 60 days written notice to Subadviser or by Subadviser at any time without the payment of any penalty, on 90 days written notice to Adviser and the Trust; provided, however, that this Agreement may not be terminated by Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Investment Company Act of 1940, or after six months' written notice, whichever is earlier. This Agreement shall automatically terminate in the event of its assignment (as defined in the Investment Company Act of 1940). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at any office of such party.

     As used in this Section 11, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     This Agreement will also terminate in the event that the Investment Advisory and Management Agreement by and between the Trust on behalf of the Portfolios and Adviser referred to in Section 1 is terminated.


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                                         10.

SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that nothing contained herein shall be construed to be binding upon any of the Trustees, officers, or shareholders of the Trust individually.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of January 12, 1999.



                         SUNAMERICA ASSET MANAGEMENT CORP.

                         By:  /s/ Peter A. Harbeck
                              -----------------------
                         Name:     Peter A. Harbeck
                         Title:    President



                         GOLDMAN SACHS ASSET MANAGEMENT,
                         A SEPARATE OPERATING DIVISION OF
                         GOLDMAN, SACHS & CO.

                         BY: GOLDMAN, SACHS & CO.

                         By:
                              ------------------------
                         Name:
                         Title:


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